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                                   EXHIBIT 3.2












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                            CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF INCORPORATION OF
                               MAIC HOLDINGS, INC.

         MAIC Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and having its registered office in the State of Delaware in the county of New Castle, 1209 Orange Street, Wilmington, Delaware, does hereby certify as follows:

         (i) that the following resolution is a true and correct copy of the resolution adopted by the Board of Directors of the Corporation proposing an amendment to the Certificate of Incorporation of the Corporation and declaring its advisability in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

                  WHEREAS, it has been proposed that MAIC Holdings, Inc. change its name to Medical Assurance, Inc. to promote the identity of its insurance subsidiaries in the states in which they are doing business;

                  WHEREAS, the change of the name of the Corporation will require an amendment of its Certificate of Incorporation;

                  WHEREAS, Section 242 of the General Corporation Law of Delaware (the "Act") requires that the amendment be proposed by resolution of the Board of Directors and that the Board of Directors direct that such proposed amendment be submitted to a vote of the stockholders for approval;

                  NOW, THEREFORE, BE IT RESOLVED by the Board of Directors of MAIC Holdings, Inc. (the "Corporation") that the Board of Directors hereby recommends that the name of the Corporation be changed from MAIC Holdings, Inc. to Medical Assurance, Inc., and subject to approval of the stockholders in accordance with the Act, proposes that the name be accomplished by amending the Certificate of Incorporation as follows (the "Proposed Amendment"):

                           (a)        The heading of the Certificate of
         Incorporation shall be deleted in its entirety and shall be amended to read as follows:

                         CERTIFICATE OF INCORPORATION OF
                             MEDICAL ASSURANCE, INC.

                           (b) The FIRST section of the Certificate of Incorporation shall be deleted in its entirety and shall be amended to read as follows:

                           FIRST: The name of the corporation is Medical Assurance, Inc.

                  RESOLVED FURTHER, by the Board of Directors of the Corporation that the Proposed Amendment be submitted to a vote of the stockholders of the Corporation at the next annual meeting in accordance with
         Section 242 of the Act; and


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                  RESOLVED FURTHER, by the Board of Directors that if the
         Proposed Amendment is approved by the stockholders in accordance with the Act, the proper officers of the Corporation be, and each of them is hereby, authorized, directed and empowered to prepare and execute a certificate setting forth the amendment and certifying that such amendment has been duly adopted in accordance with the Act and to file the same with the Secretary of State of Delaware and to pay all fees and expenses in connection therewith as soon as practicable after the Proposed Amendment has been so adopted.

         (ii) that pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment; and

         (iii) that said amendment has been duly adopted in accordance with applicable provisions of Sections 242 and 222 of the General Corporation Law of the State of Delaware.

         (iv)  that said amendment shall become effective on June 1, 1997.


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                  IN WITNESS WHEREOF, the Corporation has caused this
Certificate to be signed by A. Derrill Crowe, M.D., its President, this 21st day of May, 1997.

                                       MAIC HOLDINGS, INC.



                                       By:    /s/ A. Derrill Crowe, M.D.
                                          -------------------------------------
                                          A. Derrill Crowe, M.D.
                                              Its President

STATE OF ALABAMA)
JEFFERSON COUNTY)

         Before me, a notary public in and for said county, in said state, personally appeared A. Derrill Crowe, M.D. on this date, who being first duly sworn, did depose, acknowledge and say as follows: (i) that affiant is President of MAIC Holdings, Inc., a Delaware corporation, named in the foregoing Certificate of Amendment, (ii) that he, as such officer, is authorized and empowered to make this sworn verification and to cause the Certificate of Amendment to be executed, acknowledged and filed for record on behalf of the corporation, and (iii) that he, as such officer of said corporation, is familiar with the contents of the foregoing Certificate of Amendment as the act and deed of said corporation, and the matters set forth therein are true.

         Given under my hand and official seal, this the 21st day of May, 1997.



                                       /s/ William K. Holbrook
                                       ----------------------------------------
                                       Notary Public
                                       My Commission Expires 9/5/99
                                                             ------------------

                                                 [Notary Seal]


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                               State of Delaware


                        Office of the Secretary of State

                        --------------------------------



        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MAIC HOLDINGS, INC.", CHANGING ITS NAME FROM "MAIC HOLDINGS, INC." TO MEDICAL ASSURANCE, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF MAY, A.D., 1997, AT 12:30 O'CLOCK P.M.

                                     [SEAL]



                                       /s/ Edward J. Freel
                                       ----------------------------------------
                                       Edward J. Freel, Secretary of State

         2472240 8100                  AUTHENTICATION:  8475582
                         [SEAL]
         971166079                               DATE:  05-21-97


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